                                  EXHIBIT 99.2

                        RESTATEMENT OF QUARTERLY PERIODS

                       ENDED SEPTEMBER 30, 1997 AND 1996

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                   SEPTEMBER 30,       DECEMBER 31,
                                                     1997                1996
                                                 ---------------     --------------
ASSETS
Current assets
   Cash and cash equivalents                     $       902,777     $      633,903
   Marketable securities                                 308,947             94,200
   Receivables, net                                    1,538,415          1,290,625
   Other current assets                                  630,657            510,865
                                                 ---------------     --------------

Total current assets                                   3,380,796          2,529,593
                                                 ---------------     --------------

   Deferred membership acquisition costs                 389,870            401,564
   Franchise agreements, net                             942,780            995,947
   Goodwill, net                                       1,913,478          2,302,226
   Other intangibles, net                              1,438,537            636,230
   Other assets                                        1,329,370            993,574
                                                 ---------------     --------------

Total assets exclusive of assets under programs        9,394,831          7,859,134
                                                 ---------------     --------------

Assets under management and mortgage programs
   Net investment in leases and leased vehicles        3,547,217          3,418,666
   Relocation receivables                                587,310            773,326
   Mortgage loans held for sale                        1,162,220          1,248,299
   Mortgage servicing rights and fees                    305,428            288,943
                                                 ---------------     --------------
                                                       5,602,175          5,729,234
                                                 ---------------     --------------

TOTAL ASSETS                                     $    14,997,006     $   13,588,368
                                                 ===============     ==============









   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                                 1997               1996
                                                                                          ---------------    --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and
   other current liabilities                                                              $     1,358,767    $    1,664,946
                                                                                          ---------------    --------------

Deferred income                                                                                 1,091,649         1,099,393
Long-term debt                                                                                  2,422,524         1,004,584
Other noncurrent liabilities                                                                      262,407           124,885
                                                                                          ---------------    --------------

Total liabilities exclusive of liabilities under programs                                       5,135,347         3,893,808
                                                                                          ---------------    --------------

Liabilities under management and mortgage programs
   Debt                                                                                         4,952,083         5,089,943
   Deferred income taxes                                                                          300,683           281,948
                                                                                          ---------------    --------------

                                                                                                5,252,766         5,371,891
                                                                                          ---------------    --------------

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock, $1.00 par value - authorized 10 million shares;
   none issued and outstanding                                                                         --                --
Common stock, $.01 par value - authorized 2 billion shares;
   issued 824,544,641 and 804,655,850 shares, respectively                                          8,245             8,047
Additional paid-in capital                                                                      3,017,461         2,870,422
Retained earnings                                                                               1,890,452         1,556,300
Net unrealized gain on marketable securities                                                         --               4,334
Currency translation adjustment                                                                   (27,024)          (12,452)
Restricted stock, deferred compensation                                                           (28,664)          (28,212)
Treasury stock, at cost (13,964,693 and 6,911,757 shares, respectively)                          (251,577)          (75,770)
                                                                                          ----------------   --------------

Total shareholders' equity                                                                      4,608,893         4,322,669
                                                                                          ----------------   --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $    14,997,006    $   13,588,368
                                                                                          ================   ==============






   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             SEPTEMBER 30,                    SEPTEMBER 30,
                                                       -----------------------------    -----------------------------
                                                            1997           1996             1997           1996
                                                       ------------    -------------    -------------   -------------
REVENUES
   Membership and service fees, net                    $  1,288,092    $     924,246    $   3,502,423   $   2,513,994
   Fleet leasing (net of depreciation and
     interest costs of $307,908, $283,086,
     $892,186 and $839,080, respectively)                    13,148           14,297           42,905          41,016
   Other                                                    130,064          104,358          344,687         244,941
                                                       ------------    -------------    -------------     -----------
Net revenues                                              1,431,304        1,042,901        3,890,015       2,799,951
                                                       ------------    -------------    -------------     -----------

EXPENSES
   Operating                                                464,483          363,426        1,317,841       1,004,391
   Marketing and reservation                                360,900          283,529          963,349         776,908
   General and administrative                               105,859           83,811          324,076         255,765
   Merger and related costs and other
     unusual charges                                              -          147,200          303,000         175,835
   Depreciation and amortization                             70,240           49,903          190,599         119,529
   Interest, net                                             15,562            2,463           43,920          17,224
                                                       ------------    -------------    -------------     -----------
Total expenses                                            1,017,044          930,332        3,142,785       2,349,652
                                                       ------------    -------------    -------------     -----------

Income before income taxes                                  414,260          112,569          747,230         450,299
Provision for income taxes                                  165,996           44,103          346,536         184,795
                                                       ------------    -------------    -------------   -------------
Net income                                             $    248,264    $      68,466    $     400,694   $     265,504
                                                       ============    =============    =============   =============


PER SHARE INFORMATION
Net income  per share
   Primary                                             $       0.29    $        0.08    $        0.47     $      0.34
                                                       ============    =============    =============     ===========
   Fully diluted                                       $       0.28    $        0.08    $        0.47     $      0.33
                                                       ============    =============    =============     ===========


Weighted average common and common
   equivalent shares outstanding
       Primary                                              888,061          834,441          874,379         800,716
       Fully diluted                                        899,447          838,483          877,419         807,607



   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                      --------------------------------
                                                                                          1997               1996
                                                                                      ------------      --------------
OPERATING ACTIVITIES:
   Net income                                                                         $    400,694      $      265,504
   Merger related charge                                                                   303,000                  --
   Merger related payments                                                                (137,000)                 --
   Depreciation and amortization                                                           168,083              93,606
   Increase (decrease) from changes in
       assets under management programs
       Depreciation and amortization under management
             and mortgage programs                                                         812,309             764,173
       Mortgage loans held for sale                                                         86,079            (318,767)
   Other                                                                                  (314,955)             61,310
                                                                                      -------------     --------------
       Net cash provided by operating activities                                         1,318,210             865,826
                                                                                      -------------     --------------

INVESTING ACTIVITIES:
   Assets under management and mortgage programs
       Investment in leases and leased vehicles                                         (1,565,857)         (1,217,700)
       Payments received on investment in leases and leased vehicles                       615,153             470,193
       Equity advances on homes under management                                        (4,185,486)         (2,347,351)
       Repayment of advances on homes under management                                   4,341,295           2,377,103
       Additions to originated mortgage servicing rights                                  (147,608)           (115,219)
       Proceeds from sales of mortgage servicing rights                                     48,974               7,113

   Property and equipment additions                                                        (112,608)           (93,381)
   Proceeds from sales of marketable securities                                             233,902            108,071
   Purchases of marketable securities                                                      (467,176)           (96,517)
   Investment in preferred stock                                                           (181,191)                --
   Due from Avis Rent A Car, Inc.                                                          (124,440)                --
   Net assets acquired, exclusive of cash acquired                                         (567,438)          (990,668)
   Other                                                                                     (6,789)            19,853
                                                                                        ------------    --------------
       Net cash used in investing activities                                             (2,119,269)        (1,878,503)
                                                                                        ------------    ---------------

FINANCING ACTIVITIES:
   Proceeds from borrowings                                                               3,046,657          1,538,130
   Principal payments on borrowings                                                      (1,767,264)        (1,212,446)
   Net proceeds from issuance of convertible notes                                          542,830                 --
   Redemption of series A preferred stock                                                         --           (80,000)
   Net change in short term borrowings under management and mortgage programs              (693,891)           114,518
   Issuance of common stock, net                                                            119,977          1,218,689
   Purchases of common stock                                                               (171,318)            (8,025)
   Payment of dividends of pooled entities                                                   (6,644)           (21,154)
                                                                                        ------------    ---------------
       Net cash provided by financing activities                                          1,070,347          1,549,712
                                                                                        -----------      -------------

Effect of changes in exchange rates on cash and cash equivalents                               (414)           (17,104)
                                                                                        ------------     --------------

Net increase in cash and cash equivalents                                                   268,874            519,931
Cash and cash equivalents, beginning of period                                              633,903            355,959
                                                                                        -----------     --------------
Cash and cash equivalents, end of period                                                $   902,777     $      875,890
                                                                                        ===========     ==============


   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




1.   BASIS OF PRESENTATION

       The supplemental consolidated balance sheet of Cendant Corporation and subsidiaries, formerly CUC International Inc. (the "Company"), as of September 30, 1997, the supplemental consolidated statements of income for the three and nine months ended September 30, 1997 and 1996, and the supplemental consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included. There were no adjustments of an unusual nature recorded during the three and nine months ended September 30, 1997 and 1996 except for (i) a one-time charge of $303.0 million ($227.0 million after tax), recorded in the second quarter of 1997 representing merger and related costs incurred in connection with the merger of HFS Incorporated ("HFS") with PHH Corporation ("PHH"); (ii) non-recurring charges of $147.2 ($89.6 million, after tax) and $28.6 million ($25.1 million, after tax) recorded in the third and second quarters of 1996, respectively, representing merger and related costs incurred in connection with the 1996 mergers of the Company with Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Ideon Group, Inc. ("Ideon") and (iii) a $5.0 million restructuring charge recorded in June 1996, related to the contribution of owned Coldwell Banker brokerage offices to an independent trust.

       The supplemental consolidated financial statements include the accounts and transactions of the Company and all wholly-owned and majority owned subsidiaries and joint ventures except for the Company's ownership of Avis Rent A Car Inc. ("ARAC"), which is accounted for under the equity method (See Note 5). The accompanying supplemental consolidated financial statements have been restated for the business combinations accounted for as poolings of interest (See Note 2) as if such combined companies had operated as one entity since inception. All material intercompany balances and transactions have been eliminated in consolidation. These supplemental consolidated financial statements will become the Company's primary historical financial statements for the periods presented. Interim results are not necessarily indicative of results for a full year.

       The accompanying supplemental consolidated financial statements and notes thereto are presented in accordance with interim financial reporting requirements as required by Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The December 31, 1996 supplemental consolidated balance sheet was derived from the Company's audited supplemental consolidated financial statements. For further information, refer to the supplemental consolidated financial statements and notes thereto included herein as Exhibit 99.1 in this Form 8-K.

       Certain reclassifications have been made to the historical financial statements of the pooled companies to conform to the restated presentation.

2.   BUSINESS COMBINATIONS

     1997 POOLINGS

       On December 17, 1997, the Company completed a merger with HFS (the "Cendant Merger") by issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received
     2.4031 shares of Company common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, the Company changed its name from CUC International Inc. to Cendant Corporation.

       In connection with the Cendant Merger, the Company changed its fiscal year end from January 31 to December 31. HFS has a calendar year end and the Company has only recalendarized its 1997 results. Accordingly, the HFS statements of income for the three and nine months ended September 30, 1997 and September 30, 1996 have been combined with the Company's statements of income for the three and nine months ended September 30, 1997 and October 31, 1996, respectively.

       On October 3, 1997, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag"), pursuant to the terms of a share purchase agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo Mag and other parties thereto. The purchase price of approximately $440.0 million was satisfied by the issuance of 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of classified advertising information.

       On April 30, 1997, prior to being merged with and into the Company, HFS acquired PHH by merger (the "HFS/PHH Merger") which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and fleet management services. In connection with the merger, PHH changed its fiscal year end from April 30 to December 31.

       During February 1997, the Company acquired substantially all of the assets and assumed specific liabilities of Numa Corporation ("Numa") for $73.5 million. The purchase price was satisfied by the issuance of 3.4 million shares of Company common stock. Numa publishes personalized heritage publications and markets and sells personalized merchandise.

       The following table presents the historical results of the Company and the respective pooled entities for the last complete periods prior to their respective mergers ($000's):

                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                               ----------------------------  -----------------------------
                                                  1997          1996             1997            1996
                                               -------------  -------------  -------------   -------------
     Net revenues
         The Company                           $     737,067  $     602,203  $   2,002,597   $   1,673,426
         HFS (inclusive of PHH)                      649,880        409,571      1,749,477       1,032,615
         Hebdo Mag                                    44,357         31,127        137,941          93,910
                                               -------------  -------------  -------------   -------------
                                               $   1,431,304  $   1,042,901  $   3,890,015   $   2,799,951
                                               =============  =============  =============   =============

                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                               ----------------------------  -----------------------------
                                                    1997           1996          1997            1996
                                               -------------  -------------  -------------   -------------
     Net income
         The Company                           $      87,553  $    (18,009)  $     252,082   $      74,573
         HFS (inclusive of PHH)                      157,403        84,874         142,057         188,491
         Hebdo Mag                                     3,308         1,601           6,555           2,440
                                               -------------  -------------  -------------   -------------
                                               $     248,264  $     68,466   $     400,694   $     265,504
                                               =============  =============  =============   =============


       The following table presents the historical results of HFS and PHH for the periods prior to the HFS/PHH Merger ($000's):

                               THREE MONTHS                NINE MONTHS
                                  ENDED                       ENDED
                              MARCH 31, 1997           SEPTEMBER 30, 1996
                             ---------------           ------------------
     Net revenues
         HFS                 $       347,962           $           550,010
         PHH                         177,923                       482,605
                             ---------------           -------------------
                             $       525,885           $         1,032,615
                             ===============           ===================

     Net income
         HFS                 $        58,940           $           130,960
         PHH                          32,164                        57,531
                             ---------------           -------------------
                             $        91,104           $           188,491
                             ===============           ===================


     PURCHASE BUSINESS COMBINATIONS

         During the nine months ended September 30, 1997, the Company acquired certain entities for an aggregate purchase price of $63.3 million, satisfied by the payment of $27.5 million in cash and the issuance of 1.5 million shares of Company common stock. The goodwill resulting from these acquisitions aggregated $89.9 million. These acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the results of operations have been included in the consolidated results of operations from the respective dates of acquisitions. The results of operations for the periods prior to the respective dates of acquisition were not significant to the Company's operations.

3.   MERGER AND RELATED COSTS AND OTHER UNUSUAL CHARGES

     PHH MERGER CHARGE

         HFS recorded a one-time merger and restructuring charge (the "PHH Merger Charge") of $303.0 million ($227.0 million, after tax) during the second quarter of 1997 in connection with the HFS/PHH Merger. Excluding the PHH Merger Charge, net income was $627.7 million for the nine months ended September 30, 1997. The PHH Merger Charge is summarized by type as follows (in millions):

         Personnel related                $     142.4
              Professional fees                  36.8
              Business terminations              44.7
              Facility related                   57.1
              Other costs                        22.0
                                          -----------
              Total                       $     303.0
                                          ===========

       Personnel related charges are comprised of costs incurred in connection with employee reductions associated with the combination of HFS's relocation service businesses and the consolidation of corporate activities. Personnel related charges include termination benefits such as severance, medical and other benefits. Also included in personnel related charges are supplemental retirement benefits resulting from the change of control. Several grantor trusts were established and funded by HFS to pay such benefits in accordance with the terms of the HFS/PHH Merger agreement. Full implementation of the restructuring plan will result in the termination of approximately 500 employees substantially all of whom are located in North America, of which 369 employees were terminated as of September 30, 1997. Professional fees are primarily comprised of investment banking, accounting and legal fees incurred in connection with the HFS/PHH Merger. Business termination charges relate to the exit from certain activities associated with fleet management, mortgage services and ancillary operations. Facility related expenses include costs associated with contract and lease terminations, asset disposals and other charges incurred in connection with the consolidation and closure of excess space.

       The Company anticipates that approximately $236.0 million will be paid in cash in connection with the PHH Merger Charge of which $137.0 million was paid through September 30, 1997. The remaining cash portion of the PHH Restructuring Charge will be financed through cash generated from operations and borrowings under the Company's revolving credit facilities. It is currently anticipated that the restructuring plan will be completed during the first quarter of 1998. Revenue and operating results from activities that will not be continued are not material to the results of operations of the Company.

     1996 POOLINGS

     In connection with the Company's 1996 acquisitions of Davidson, Sierra and Ideon, which were accounted for as poolings of interests, the Company recorded a non-recurring charge of approximately $179.9 million ($118.7 million, after tax) for the year ended December 31, 1996. Such charge is comprised of transaction costs, exit costs and a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. As of September 30, 1997, such charges amounted to $155.7 million.

4.   PRO FORMA INFORMATION

       The following table reflects the unaudited operating results of the Company for the nine months ended September 30, 1996 on a pro forma basis, which gives effect to HFS's 1996 acquisitions, accounted for under the purchase method of accounting as if they had occurred on January 1, 1996:

         Net revenues                                         $   3,284,158
         Net income                                                 319,439

         Net income per share (fully diluted)                 $        0.38

5.   INVESTMENT IN ARAC

       Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method. In September 1997, ARAC completed an initial public offering ("IPO") of a subsidiary that operated the car rental operations of HFS Car Rental Inc., which diluted HFS's equity interest in such subsidiary to approximately 27.5%. Net proceeds from the IPO approximating $359.3 million retained by ARAC were used to fund its August 20, 1997 acquisition of The First Gray Line Corporation and repay ARAC indebtedness.

       The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost. Summarized financial information of ARAC is as follows ($000's):

                             AVIS RENT A CAR, INC.


         Balance sheet data:                                  SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                             -------------------    -----------------
              Vehicles                                       $         3,364,660    $       2,243,492
              Total assets                                             4,717,107            3,131,357
              Debt                                                     3,285,548            2,295,474
              Total liabilities                                        4,263,001            3,054,817
              Shareholders' equity                                       454,106               76,540


                                                              THREE MONTHS ENDED    NINE MONTHS ENDED
         Statement of income data:                            SEPTEMBER 30, 1997    SEPTEMBER 30, 1997
                                                             -------------------    ------------------
              Revenues                                       $           580,049    $       1,525,696
              Income before provision for income taxes                    24,953               49,313
              Net income                                                  13,868               26,974


6.   SOFTWARE RESEARCH AND DEVELOPMENT COSTS AND COSTS OF SOFTWARE REVENUE

     Software research and development costs are included in operating expenses and aggregated $30.0 million and $15.9 million for the three months ended September 30, 1997 and 1996, respectively, and $79.7 million and $46.1 million for the nine months ended September 30, 1997 and 1996, respectively. Software revenue included in Other was $265.2 million and $228.1 million for the nine months ended September 30, 1997 and 1996, respectively. Costs of software revenue are included in operating expenses and aggregated $26.7 million and $24.0 million for the three months ended September 30, 1997 and 1996, respectively, and $82.1 million and $69.9 million for the nine months ended September 30, 1997 and 1996, respectively.

7.   REDEMPTION OF 4-1/2% NOTES

       On September 22, 1997, HFS exercised its option to redeem the outstanding 4-1/2% Convertible Senior Notes ("4-1/2% Notes") effective on October 15, 1997 in accordance with the provisions of the indenture under which the 4-1/2% Notes were issued. Prior to the redemption date, all of the outstanding 4-1/2% Notes were converted. Accordingly, 19.7 million equivalent shares of Company common stock were issued (0.2 million shares as of September 30, 1997) as a result of the conversion of such notes.

8.   ISSUANCE OF 3% CONVERTIBLE SUBORDINATED NOTES

       On February 11, 1997, the Company issued $550.0 million in principal amount of 3% Convertible Subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company. Issuance costs are being amortized on a straight-line basis over five years.

9.   INVESTMENT IN NRT

       During the third quarter of 1997, HFS acquired $182.0 million of preferred stock (included in other assets) of NRT Incorporated ("NRT"), a newly formed corporation created to acquire residential real estate brokerage firms. HFS acquired $216.1 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT in 1997. HFS, at its discretion, may acquire up to $81.3 million of additional NRT preferred stock and may also purchase up to $229.9 million of certain intangible assets of real estate brokerage firms acquired by NRT.

       In September 1997, NRT, acquired the real estate brokerage business and operations of National Realty Trust (the "Trust"), and two other regional real estate brokerage businesses. The Trust is an independent trust to which HFS contributed the brokerage offices formerly owned by Coldwell Banker Corporation in connection with HFS's acquisition of Coldwell Banker Corporation. NRT is the largest residential brokerage firm in the United States.

10.  SHAREHOLDERS' EQUITY

     A.  AUTHORIZED SHARES

         In conjunction with the Cendant Merger effective on December 17, 1997, the Company's shareholders approved an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively. The Company has never issued shares of preferred stock.

     B.  TREASURY PURCHASES

       In January 1997, HFS's Board of Directors authorized the purchase of 6.2 million equivalent shares of Company common stock to satisfy stock option exercises and conversions of convertible debt securities and to fund future acquisitions. The Company acquired approximately 6.2 million equivalent treasury shares in January and February 1997 for $179.4 million with revolving credit borrowings.

11.  CONTINGENCIES - IDEON

       On June 13, 1997, the Company entered into an agreement (the
     "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon. The Agreement calls for the dismissal with prejudice of certain outstanding litigation matters between Peter Halmos and certain of the Company's subsidiaries and the payment to Peter Halmos, over a six-year period, of $70.5 million. Specifically, the Agreement requires that the Company pay Peter Halmos one up-front payment of $13.5 million of six subsequent annual payments of $9.5 million each. For additional disclosure, see Footnote 13 --Commitments and Contingencies to Exhibit 99.1 -- Supplemental Consolidated Financial Statements.


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